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                                                                    EXHIBIT 23.8

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-74403 of Interliant, Inc. of our report dated February 2, 1999 (February 17, 1999 as to Note 10) relating to the financial statements of Net Daemons Associates, Inc. appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                          Deloitte & Touche LLP


Boston, Massachusetts



April 27, 1999